UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 28, 2005

Memory Pharmaceuticals Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50642	04-3363475
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

100 Philips Parkway, Montvale, New Jersey		07645
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(201) 802 - 7100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

At the 2005 Annual Meeting of Stockholders (the "Annual Meeting") of Memory Pharmaceuticals Corp. (the "Registrant"), held on July 28, 2005, the Registrant’s stockholders approved an amendment to the Registrant’s 2004 Stock Incentive Plan (the "2004 Plan"). The amendment to the 2004 Plan (i) increased the number of shares of the Registrant’s common stock reserved for issuance thereunder by 775,000 shares, and (ii) increased the number of additional shares available for issuance annually under the "Evergreen" provision of the 2004 Plan by providing that future increases will be equal to the lesser of (x) 1,750,000 shares (an increase of 250,000 shares); (y) 5% of the Registrant’s outstanding shares on January 1 of each year; or (z) an amount to be determined by the Registrant’s Board of Directors. The foregoing description of the amendment to the 2004 Plan is qualified in its entirety by reference to the Amended and Restated 2004 Stock Incentive Plan, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

At the Annual Meeting, Dr. David Lowe, Chief Scientific Officer of the Registrant, gave an update on MEM 3454, noting that the Phase I clinical trial is on schedule to be completed by the end of the fourth quarter of 2005. He also provided an update on the Registrant’s PDE10A Inhibitor program, noting that the Registrant expects to nominate a development candidate for this program by the end of the year.

Item 8.01 Other Events.

At the Annual Meeting, the Registrant’s stockholders also approved a one-time waiver of Section 4.1(d) of the 2004 Plan to enable James R. Sulat, the Registrant’s President and Chief Executive Officer, to receive stock options, in 2005, to purchase an aggregate of 1,025,000 shares of the Registrant’s common stock.

In connection with Mr. Sulat's joining the Registrant in May 2005, the Registrant’s Board of Directors authorized the grant of two stock options to Mr. Sulat to purchase an aggregate of 1,025,000 shares of common stock as follows:

§ a stock option to purchase 500,000 shares of common stock upon commencement of his employment with the Company in May 2005 (the "Initial Grant"), and

§ a stock option to purchase 525,000 shares of common stock following stockholder approval at the Annual Meeting (the "Subsequent Grant").

Under the terms of Mr. Sulat’s employment letter agreement with the Registrant (the "Letter Agreement"), the Subsequent Grant is subject to the approval of the Registrant’s stockholders to (i) permit a stock option grant to Mr. Sulat of more than 500,000 shares in 2005, and (ii) increase the number of shares available under the Registrant’s 2004 Plan to provide sufficient shares for the Subsequent Grant. Both the Initial Grant and the Subsequent Grant vest over the four-year period following their respective grant dates. Mr. Sulat received the Initial Grant on May 17, 2005. The Letter Agreement provides that the Subsequent Grant shall be granted on the next day following registration with the Securities and Exchange Commission of the shares of the common stock underlying the Subsequent Grant.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Memory Pharmaceuticals Corp.

July 28, 2005	By:	/s/ Jzaneen Lalani

Name: Jzaneen Lalani
Title: Vice President, Legal Affairs

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Exhibit Index

Exhibit No.	Description

10.1	Amended and Restated 2004 Stock Incentive Plan